EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT AS OF DECEMBER 31, 2019

AVID SYSTEMS, INC. (California)
AVID CV LLC (Delaware)
AVID TECHNOLOGY WORLDWIDE, INC. (Delaware)
ORAD INC. (Delaware)
AVID TECHNOLOGY (AUSTRALIA) PTY LTD (Australia)
AVID TECHNOLOGY CANADA CORP. (Canada)
AVID TECHNOLOGY (BEIJING) CO., LTD (China)
AVID TECHNOLOGY EUROPE LIMITED (England)
INTEGRATED BROADCAST SERVICES LIMITED (IBIS) (England)
IVSM LIMITED (England)
AVID TECHNOLOGY S.A.R.L. (France)
GETRIS SAS (France)
AVID TECHNOLOGY GMBH (Germany)
AVID TECHNOLOGY HOLDING GMBH (Germany)
AVID NORTH ASIA LIMITED (Hong Kong)
ORAD HI-TEC SYSTEMS (NORTH ASIA) LIMITED (Hong Kong)
AVID TECHNOLOGY (INDIA) PRIVATE LIMITED (India)
JIM LTD. (Israel)
ORAD HI-TEC SYSTEMS LTD. (Israel)
ORADNET LTD. (Israel)
DIGIDESIGN ITALY S.R.L. (Italy)
AVID TECHNOLOGY K.K. (Japan)
AVID TECHNOLOGY MEXICO, S. DE R.L. DE C.V. (Mexico)
AVID GENERAL PARTNER B.V. (Netherlands)
AVID TECHNOLOGY C.V. (Netherlands)
AVID TECHNOLOGY HOLDING B.V. (Netherlands)
AVID TECHNOLOGY INTERNATIONAL B.V. (Netherlands)
ORAD NETHERLANDS B.V. (Netherlands)
ORAD HI-TEC SYSTEMS POLAND SP. Z.O.O (Poland)
AVID TECHNOLOGY (S.E. ASIA) PTE LTD (Singapore)
AVID TECHNOLOGY S.L. (Spain)
ORAD HI-TEC SYSTEMS IBERIA SL (Spain)
AVID NORDIC A.B. (Sweden)
AVID TECHNOLOGY SERVICES TAIWAN CO., LTD (Taiwan)